Exhibit 99.2

Innoviva Names Pavel Raifeld as Chief Executive Officer
May 21, 2020

Pavel Raifeld to continue the implementation of the Company’s strategy and focus on value creation for shareholders

BURLINGAME, Calif.--(BUSINESS WIRE)--May 21, 2020-- Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”) today announced the appointment of Pavel Raifeld as Chief Executive Officer effective May 20, 2020. Mr. Raifeld is a seasoned healthcare executive with a strong background in strategy, business development and corporate finance and has focused much of his career on the creation of significant shareholder value. Mr. Raifeld replaces Geoff Hulme, who served as the Company’s principal executive officer since May 2018.
Prior to joining Innoviva, Pavel Raifeld, CFA, served on the investment team at Sarissa Capital Management LP, an investment management firm focused on improving strategies of companies to enhance shareholder value. Earlier, he was a senior member of the healthcare investment banking team at Credit Suisse (USA) LLC. Previously, Mr. Raifeld worked as a consultant, primarily specializing in advising biopharmaceutical companies, at McKinsey & Company, Inc. and The Boston Consulting Group Ltd. Mr. Raifeld earned an AB degree from Harvard University and an MBA degree from Columbia University.
Dr. Odysseas Kostas, Chairman of the Board of Innoviva, stated, “We are excited to have Pavel join us. We believe the Company will benefit from his background and experience as the Company continues to move forward on the Board’s strategy to maximize shareholder value and its focus on capital allocation. On behalf of the Board and all Innoviva employees, I would also like to thank Geoff for his commitment and many contributions to the Company.”
Mr. Raifeld said, “I am honored by and excited about the opportunity to lead Innoviva. I look forward to working alongside the experienced Board and talented team to build an even brighter future for this great company.”
The Company expects that Geoff Hulme will remain with the Company as an advisor for a period of time to ensure continuity.

About Innoviva

Innoviva, Inc. (referred to as “Innoviva”, the “Company”, or “we” and other similar pronouns), is a company with a portfolio of royalties that include respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.
ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO®ELLIPTA®, ANORO®ELLIPTA® and TRELEGY®ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20200521005727/en/ Dan Zacchei / Alex Kovtun
Sloane & Company 212-486-9500
dzacchei@sloanepr.com / akovtun@sloanepr.com Source: Innoviva, Inc.